UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2016

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Diebold, Incorporated

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

Effective December 9, 2016, Diebold, Incorporated (the “Company”) amended its existing Articles of Incorporation (the “Amended Articles”) to revise Article FIRST to change its corporate name to Diebold Nixdorf, Incorporated. The amendment was approved by the Company’s Board of Directors (the “Board”) and was effected by the filing of a Certificate of Amendment to the Amended Articles with the Ohio Secretary of State. The foregoing description is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached as Exhibit 3.1(i) hereto and which is incorporated by reference herein.

Amendment to Regulations

Effective December 9, 2016, the Company also amended its existing Code of Regulations (the “Regulations”) to reflect the new corporate name. The Regulations amendment was approved by the Company’s Board. Specifically, updated the corporate name on the cover and updated the corporate seal by amending Article X of the Regulations to replace it in its entirety with the following:

“ARTICLE X

SEAL

The corporate seal of this corporation shall be circular in form with the words “DIEBOLD NIXDORF, INCORPORATED, CANTON, OHIO” surrounding the words “Corporate Seal.” ”

A copy of the Regulations of the Company, as amended, effective December 9, 2016, is attached as Exhibit 3.1(ii) hereto and incorporated by reference herein, and the forgoing summary is qualified in its entirety by reference hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description

3.1(i)	Certificate of Amendment to Amended Articles of Incorporation of the Company, effective December 9, 2016

3.1(ii)	Amended and Restated Code of Regulations of Diebold Nixdorf, Incorporated, effective December 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

December 12, 2016	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1(i)	Certificate of Amendment to Amended Articles of Incorporation of the Company, effective December 9, 2016

3.1(ii)	Amended and Restated Code of Regulations of Diebold Nixdorf, Incorporated, effective December 9, 2016